Exhibit 99.1

Oclaro Announces First Quarter Fiscal Year 2014 Financial Results

SAN JOSE, Calif., – November 7, 2013 – Oclaro, Inc. (NASDAQ: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its first quarter of fiscal year 2014, which ended September 28, 2013.

As previously disclosed, on September 12, 2013, Oclaro completed the sale of its Zurich business to II-VI, Inc. In addition, on November 1, 2013, the sale of Oclaro’s Amplifier and Micro-Optics business to II-VI was completed.

The following financial results for the first quarter of fiscal 2014 include a full quarter of Amplifier sales and approximately eleven weeks of Zurich sales.

•	Revenues were $138.9 million in the first quarter of fiscal 2014, compared with $136.1 million in the fourth quarter of fiscal 2013.

•	Adjusted EBITDA was negative $15.5 million in the first quarter of fiscal 2014, compared with negative $21.1 million in the fourth quarter of fiscal 2013.

“Our results for the first quarter of fiscal 2014 were in line with our expectations and demonstrate evidence of our progress,” said Greg Dougherty, CEO, Oclaro. “As a company, we are focused on creating a culture that delivers on the commitments we make. We have now completed the first phase of our turnaround plan by closing our previously announced sales of our Zurich and Amplifier businesses. We have started the restructuring process, which has required some hard choices and decisions, including a reduction of our global workforce, the closing of additional sites and a simplification of our organization structure. While our work will take several quarters to complete, I am pleased with our progress so far. I am enthusiastic about the potential for Oclaro in the future as we emerge from our restructuring process a more focused and stronger company.”

Results for the First Quarter of Fiscal 2014

Except where expressly noted, all reported results and second quarter fiscal 2014 guidance exclude the results from the Zurich and Amplifier and Micro-Optics businesses, and are reclassified to discontinued operations in the financial tables.

•	Revenues were $96.6 million for the first quarter of fiscal 2014, compared with revenues of $95.4 million in the fourth quarter of fiscal 2013.

•	GAAP gross margin was 12% for the first quarter of fiscal 2014, compared with a GAAP gross margin of 6% in the fourth quarter of fiscal 2013.

•	Non-GAAP gross margin was 13% for the first quarter of fiscal 2014, compared with a non-GAAP gross margin of 7% in the fourth quarter of fiscal 2013.

•	GAAP operating loss was $31.7 million for the first quarter of fiscal 2014. This compares with a GAAP operating loss of $42.8 million for the fourth quarter of fiscal 2014, which included $18.9 million of flood-related income, net of expenses, and an impairment of goodwill and intangible assets of $26.2 million.

•	Non-GAAP operating loss was $26.7 million for the first quarter of fiscal 2014, compared with a non-GAAP operating loss of $29.2 million in the fourth quarter of fiscal 2013.

•	GAAP net income for the first quarter of fiscal 2014 was $33.3 million, and included approximately $63.5 million related to the discontinued operations. This compares with a GAAP net loss of $47.4 million in the fourth quarter of fiscal 2013.

•	Non-GAAP net loss for the first quarter of fiscal 2014 was $27.5 million. This compares with a non-GAAP net loss of $29.5 million in the fourth quarter of fiscal 2013.

•	Adjusted EBITDA was negative $19.7 million for the first quarter of fiscal 2014, compared with negative $22.4 million in the fourth quarter of fiscal 2013.

•	Cash, cash equivalents, restricted cash, and short-term investments were $94.7 million at September 29, 2013.

Second Quarter Fiscal Year 2014 Outlook

The guidance for the second quarter of fiscal 2014, which ends December 28, 2013, is:

•	Revenues in the range of $92 million to $102 million.

•	Non-GAAP gross margin in the range of 10% to 14%.

•	Adjusted EBITDA in the range of negative $20 million to negative $15 million.

The outlook for the second quarter of fiscal 2014 does not include approximately $7 million of revenue and associated results from the Amplifier business, which was sold on November 1, 2013.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Management Appointment

The Company also announced today that Mike Fernicola has been appointed Principal Accounting Officer, effective November 8, 2013. Fernicola, will report directly to Pete Mangan CFO, and has more than 15 years of public accounting and corporate finance experience. He most recently served as Corporate Controller for Aptina Imaging, Inc from 2010 to 2013. Please refer to the Securities and Exchange Commission Form 8-K filing today for more information.

Conference Call

Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal year 2014 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 629-9712. A replay of the conference call will be available through November 14, 2013. To access the replay, dial (858) 384-5517. The passcode for the replay is 4646347. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is a leading provider and innovator of optical communications solutions. The company is dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Italy, Japan and Korea. It has in-house and contract manufacturing sites in the U.S., China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

Copyright 2013. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release, in association with Oclaro’s first quarter fiscal year 2014 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending December 28, 2013 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) Oclaro’s restructuring plans and that status of those efforts, (iii) simplifying Oclaro’s operating footprint, and (iv) Oclaro’s market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the effect of receiving a “going concern” statement in our auditors report on our 2013 consolidated financial statements, (ii) the future performance of Oclaro and its ability to effectively restructure its operations and business following the sale of its Zurich and Amplifier businesses in accordance with its business plan, (iii) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (iv) the potential inability to realize the expected benefits of asset dispositions, (v) the sale of businesses which may or may not arise in connection with executing our restructuring plans, (vi) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (vii) our ability to meet or exceed our gross margin expectations, (viii) the effects of fluctuating product mix on our results, (ix) our ability to timely develop and commercialize new products, (x) our ability to reduce costs and operating expenses, (xi) our ability to respond to evolving technologies and customer requirements and demands, (xii) our dependence on a limited number of customers for a significant percentage of our revenues, (xiii) our ability to maintain strong relationships with certain customers, (xiv) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xv) our ability to timely capitalize on any increase in market demand, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) competition and pricing pressure, (xviii) the risks associated with our international operations, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against the company, (xxi) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on terms acceptable to it or at all, and (xxii) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), gain on bargain purchase, non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, gain on bargain purchase, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
Revenues	$96,648	$95,383	$95,635
Cost of revenues	85,430	90,094	91,173

Gross profit	11,218	5,289	4,462
Operating expenses:
Research and development	18,102	18,823	20,527
Selling, general and administrative	21,051	18,613	21,603
Amortization of intangible assets	424	1,206	1,232
Restructuring, acquisition and related costs	2,877	2,250	11,594
Flood-related (income) expense	—	(18,867)	264
Impairment of goodwill, other intangible assets and long-lived assets	—	26,157	864
(Gain) loss on sale of property and equipment	452	(142)	(18)

Total operating expenses	42,906	48,040	56,066

Operating loss	(31,688)	(42,751)	(51,604)
Other income (expense):
Interest income (expense), net	(553)	(1,041)	(478)
Gain (loss) on foreign currency translation	1,777	(3,760)	38
Other income (expense)	521	1,233	24,866

Total other income (expense)	1,745	(3,568)	24,426

Loss before income taxes	(29,943)	(46,319)	(27,178)
Income tax provision (benefit)	302	(761)	918

Loss from continuing operations	(30,245)	(45,558)	(28,096)
Income (loss) from discontinued operations, net of tax	63,523	(1,818)	2,988

Net income (loss)	$33,278	$(47,376)	$(25,108)

Net income (loss) per share—basic and diluted:
Loss from continuing operations	$(0.33)	$(0.50)	$(0.35)
Income (loss) from discontinued operations	0.70	(0.02)	0.04

	$0.37	$(0.52)	$(0.31)
Shares used in computing net income (loss) per share:
Basic	90,966	90,771	80,219
Diluted	90,966	90,771	80,219

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 28, 2013	June 29, 2013
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$92,157	$84,835
Restricted cash	2,571	2,719
Accounts receivable, net	105,925	100,774
Inventories	88,291	86,112
Prepaid expenses and other current assets	46,483	33,307
Assets of discontinued operations held for sale	14,233	55,627

Total current assets	349,660	363,374

Property and equipment, net	65,882	71,842
Other intangible assets, net	9,907	10,233
Other non-current assets	10,418	4,445

Total assets	$435,867	$449,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,138	$94,157
Accrued expenses and other liabilities	62,438	53,227
Capital lease obligations, current	8,300	8,281
Note payable	—	24,647
Credit line payable	—	39,964
Liabilities of discontinued operations held for sale	—	16,253

Total current liabilities	184,876	236,529

Deferred gain on sale-leaseback	10,823	10,477
Convertible notes payable	23,091	22,990
Capital lease obligations, non-current	8,383	9,914
Other long-term liabilities	17,375	15,852

Total liabilities	244,548	295,762

Stockholders’ equity:
Common stock	931	928
Additional paid-in capital	1,430,161	1,429,155
Accumulated other comprehensive income	42,268	39,368
Accumulated deficit	(1,282,041)	(1,315,319)

Total stockholders’ equity	191,319	154,132

Total liabilities and stockholders’ equity	$435,867	$449,894

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

CONTINUING OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$11,218	$5,289	$4,462
Opnext FMV inventory adjustment	—	—	1,462
Outsource transition costs	749	1,293	—
Stock-based compensation in cost of revenues	252	410	274

Non-GAAP gross profit	$12,219	$6,992	$6,198

GAAP gross margin rate	11.6%	5.5%	4.7%
Non-GAAP gross margin rate	12.6%	7.3%	6.5%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(31,688)	$(42,751)	$(51,604)
Stock-based compensation	963	1,611	1,373
Amortization of intangible assets	424	1,206	1,232
Restructuring, acquisition and related costs	2,877	1,973	11,594
Flood-related (income) expense, net	—	(18,867)	264
Impairment charges	—	26,157	864
Opnext FMV inventory adjustment	—	—	1,462
Outsource transition costs	749	1,462	—

Non-GAAP operating loss	$(26,675)	$(29,209)	$(34,815)

Reconciliation of GAAP loss from continuing operations to non-GAAP loss from continuing operations and adjusted EBITDA:
GAAP loss from continuing operations	$(30,245)	$(45,558)	$(28,096)
Stock-based compensation included in:	963	1,611	1,373
Amortization expense	424	1,206	1,232
Restructuring, acquisition and related costs	2,877	1,973	11,594
Flood-related expense	—	(18,867)	264
Impairment charges	—	26,157	864
Opnext FMV inventory adjustment	—	—	1,462
Other (income) expense items, net	(521)	(1,233)	(24,866)
Outsource transition costs	749	1,462	—
(Gain) loss on foreign currency translation	(1,777)	3,760	(38)

Non-GAAP loss from continuing operations	(27,530)	(29,489)	(36,211)

Income tax provision	302	(761)	918
Depreciation expense	6,984	6,771	9,219
Interest (income) expense, net	553	1,041	478

Adjusted EBITDA	$(19,691)	$(22,438)	$(25,596)

Non-GAAP loss per share—continuing operations:
Basic	$(0.30)	$(0.32)	$(0.45)
Diluted	$(0.30)	$(0.32)	$(0.45)
Shares used in computing Non-GAAP loss per share—continuing operations:
Basic	90,966	90,771	80,219
Diluted	90,966	90,771	80,219
Stock-based compensation for the above included the following:
Cost of revenues	$252	$410	$274
Research and development	246	320	319
Selling, general and administrative	465	604	780
Restructuring, acquisition and related costs	—	277	—

Total	$963	$1,611	$1,373

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

CONTINUING OPERATIONS AND DISCONTINUED OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$96,648	$95,383	$95,635
Revenues from discontinued operations	42,212	40,725	53,178

Non-GAAP Revenues	$138,860	$136,108	$148,813

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$11,218	$5,289	$4,462
Discontinued operations	9,904	7,599	11,576
Opnext FMV inventory adjustment	—	—	1,462
Outsource transition costs	749	1,293	—
Stock-based compensation in cost of revenues
Continuing operations	252	410	274
Discontinued operations	52	45	64

Non-GAAP gross profit	$22,175	$14,636	$17,838

GAAP gross margin rate	15.2%	9.5%	10.8%
Non-GAAP gross margin rate	16.0%	10.8%	12.0%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss
Continuing operations	$(31,688)	$(42,751)	$(51,604)
Discontinued operations	2,552	(1,333)	3,095
Stock-based compensation
Continuing operations	963	1,611	1,373
Discontinued operations	188	161	227
Amortization of intangible assets
Continuing operations	424	1,206	1,232
Discontinued operations		69	69
Restructuring, acquisition and related costs
Continuing operations	2,877	1,973	11,594
Discontinued operations	26	257	178
Flood-related (income) expense, net	—	(18,867)	264
Impairment charges
Continuing operations	—	26,157	864
Discontinued operations		540
Opnext FMV inventory adjustment	—	—	1,462
Outsource transition costs	749	1,462	—

Non-GAAP operating loss	$(23,909)	$(29,515)	$(31,246)

Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss
Continuing operations	$(30,245)	$(45,558)	$(28,096)
Discontinued operations	63,523	(1,818)	2,988
Stock-based compensation included in:
Continuing operations	963	1,611	1,373
Discontinued operations	188	161	227
Amortization expense
Continuing operations	424	1,206	1,232
Discontinued operations		69	69
Restructuring, acquisition and related costs
Continuing operations	2,877	1,973	11,594
Discontinued operations	26	257	178
Flood-related expense	—	(18,867)	264
Impairment charges
Continuing operations	—	26,157	864
Discontinued operations		540
Opnext FMV inventory adjustment	—	—	1,462
Other (income) expense items, net
Continuing operations	(521)	(1,233)	(24,866)
Discontinued operations	(62,811)
Outsource transition costs	749	1,462	—
(Gain) loss on foreign currency translation
Continuing operations	(1,777)	3,760	(38)
Discontinued operations	(3,101)	(30)	(158)

Non-GAAP net loss	(29,705)	(30,310)	(32,907)

Income tax provision
Continuing operations	302	(761)	918
Discontinued operations	163	(713)	265
Depreciation expense
Continuing operations	6,984	6,771	9,219
Discontinued operations	1,472	1,691	1,724
Interest (income) expense, net
Continuing operations	553	1,041	478
Discontinued operations	4,762	1,228

Adjusted EBITDA	$(15,469)	$(21,053)	$(20,303)

Non-GAAP net loss per share:
Basic	$(0.33)	$(0.33)	$(0.41)
Diluted	$(0.33)	$(0.33)	$(0.41)
Shares used in computing Non-GAAP net loss per share:
Basic	90,966	90,771	80,219
Diluted	90,966	90,771	80,219
Stock-based compensation for the above included the following:
Cost of revenues
Continuing operations	$252	$410	$274
Discontinued operations	52	45	64
Research and development
Continuing operations	246	320	319
Discontinued operations	48	41	57
Selling, general and administrative
Continuing operations	465	604	780
Discontinued operations	88	75	106
Restructuring, acquisition and related costs
Continuing operations		277
Discontinued operations		—

Total	$1,151	$1,772	$1,600